BIORESTORATIVE THERAPIES SIGNS LICENSE AGREEMENT
FOR STEM CELL DISC/SPINE PROCEDURE
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 Patient Treatments of Bulging and Herniated Discs Show Promising Results
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Closing of License Grant Scheduled for March 2012

JUPITER, FL, January 31, 2012 – BioRestorative Therapies, Inc. (OTCQB: BRTX) (“BRT”) today announced that it has entered into a License Agreement with Regenerative Sciences, LLC (“RS”) with respect to certain stem cell-related technology and clinical treatment procedures developed by RS. The treatment is an advanced stem cell injection procedure that may offer relief from lower back pain, buttock and leg pain, or numbness and tingling in the legs or feet as a result of bulging and herniated discs.

To date, over 40 procedures have been performed on patients. It is a minimally invasive out-patient procedure, and objective MRI data and patient outcomes for this novel injection procedure show positive results with limited patient downtime. BRT intends to utilize the existing treatment and outcome data, as well as further research, to prepare for clinical trials in the United States.

Pursuant to the agreement, BRT will obtain an exclusive license to utilize or sub-license a certain medical device for the administration of specific cells and/or cell products to the precise locations within the damaged disc and/or spine (and other parts of the body, if applicable) and an exclusive license to utilize or sublicense a certain method for culturing cells for use in repairing damaged areas. The agreement contemplates a closing of the license grant in March 2012, subject to the fulfillment of certain conditions.

Mark Weinreb, Chairman and CEO of BRT, said, “This possible alternative to back surgery represents a large market for BRT once it begins offering the procedure to patients who might be facing spinal fusions or back surgery (which often times is unsuccessful). By delivering a particular cell population using a proprietary medical device that inserts a specialized needle into the disc and injects cells for repair and re-population, BRT hopes to revolutionize how degenerative disc disease will be treated.”

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc.’s goal is to become a medical center of excellence using cell and tissue protocols, primarily involving a patient’s own (autologous) adult stem cells (non-embryonic), allowing patients to undergo cellular-based treatments. In June 2011, the Company launched a technology that involves the use of a brown fat cell-based therapeutic/aesthetic program, known as the ThermoStem™ Program.  The ThermoStem™ Program will focus on treatments for obesity, weight loss, diabetes, hypertension, other metabolic disorders and cardiac deficiencies and will involve the study of stem cells, several genes, proteins and/or mechanisms that are related to these diseases and disorders. As more and more cellular therapies become standard of care, the Company believes its strength will be its focus on the unity of medical and scientific explanations for clinical procedures and outcomes for future personal medical applications.  The Company also plans to offer and sell facial creams and products under the Stem Pearls™ brand.

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This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company’s Form 10, as amended, filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

CONTACT:  Mark Weinreb, CEO Tel: (561) 904-6070    Fax: (561) 429-5684